As filed with the Securities and Exchange Commission on March 25, 2025

Registration No. 333-267936

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO FORM S-1

ON FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RUMBLE INC.
(Exact name of registrant as specified in its charter)

Delaware	85-1087461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr
Longboat Key, Florida 34228
(941) 210-0196
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Pavlovski
Chief Executive Officer and Chairman
Rumble Inc.
444 Gulf of Mexico Dr
Longboat Key, Florida 34228
(941) 210-0196
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Russell L. Leaf Sean M. Ewen Julian D. Golay Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Brandon Alexandroff Rumble Inc. 444 Gulf of Mexico Dr Longboat Key, Florida 34228 (941) 210-0196

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the -Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On October 19, 2022, Rumble Inc. (“Rumble,” the “Company,” “we” or “us”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-267936) (as amended, the “Existing Registration Statement”). The Existing Registration Statement was initially declared effective by the SEC on November 14, 2022, and (x) registered the issuance by the Company of up to 8,050,000 shares of our Class A Common Stock (as defined below) upon the exercise of Warrants (as defined below) and (y) registered for resale by the selling holders identified in the prospectus therein of (i) up to 333,568,989 shares of Class A Common Stock, consisting of 333,018,989 shares of Class A Common Stock and 550,000 shares of Class A Common Stock issuable upon the exercise of Warrants and (ii) 550,000 Warrants.

We are filing this Post-Effective Amendment No. 3 to the Existing Registration Statement to convert the registration statement on Form S-1 into a registration statement on Form S-3 (this “Registration Statement”). This Registration Statement contains a combined prospectus (the “Combined Prospectus”) pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416 under the Securities Act, the Existing Registration Statement also registered, and this Registration Statement is similarly registering, an indeterminate number of additional shares of our common stock as may become issuable after the date hereof as a result of stock splits, stock dividends, recapitalizations or other similar transactions effected that result in an increase to the number of outstanding shares of our common stock, and, accordingly, the Combined Prospectus also covers any such additional shares of our common stock.

No additional securities are being registered on this Registration Statement. All applicable registration fees were paid at the time of the original filing of the Existing Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 25, 2025

PROSPECTUS

RUMBLE INC.

8,050,000 Shares of Class A Common Stock Underlying Warrants
333,568,989 Shares of Class A Common Stock by the Selling Holders
550,000 Warrants to Purchase Class A Common Stock by the Selling Holders

This prospectus relates to (a) the issuance by us of up to 8,050,000 shares of our common stock, par value $0.0001 per share (“Class A Common Stock”), upon the exercise of warrants, each exercisable for one share of Class A Common Stock at a price of $11.50 per share (“Warrants”) and (b) the resale from time to time by the selling securityholders named in this prospectus (each a “Selling Holder” and collectively, the “Selling Holders”) of (i) up to 333,568,989 shares of Class A Common Stock, consisting of 333,018,989 shares of Class A Common Stock and 550,000 shares of Class A Common Stock issuable upon the exercise of Warrants and (ii) 550,000 Warrants. With respect to the 333,568,989 shares of Class A Common Stock held by the Selling Holders, we are registering the resale of (i) 8,300,000 shares of Class A Common Stock that were issued on a private placement basis at a price of $10.00 per share in a PIPE investment (the “PIPE Investment”) in connection with our Business Combination (as defined below) pursuant to customary registration rights that we granted to the investors participating in the PIPE Investment (the “PIPE Investors”), (ii) 227,891,189 shares of Class A Common Stock that were previously issued and registered on Form S-4 in connection with our Business Combination (as well as the resale of 86,752,800 shares underlying options to be registered on Form S-8) pursuant to the Registration Rights Agreement (as further described herein), which provides for, among other things, customary resale underwritten demand and related “piggyback rights” for certain Selling Holders and which shares of Class A Common Stock (including those shares of Class A Common Stock underlying options) were received by existing shareholders of Rumble Canada (as defined below) in exchange for their securities in Rumble Canada as part of the consummation of the Business Combination, (iii) 10,075,000 shares of Class A Common Stock held by CFAC Holdings VI, LLC (the “Sponsor”) and its related parties pursuant to the Registration Rights Agreement and/or certain registration rights granted in connection with CF VI’s (as defined below) initial public offering, which are comprised of (A) 1,875,000 shares of Class A Common Stock issued to the Sponsor pursuant to a forward purchase contract at an effective price of $8.00 per share, (B) 7,500,000 shares of Class A Common Stock issued to the Sponsor and former independent directors of CF VI in exchange for the 7,500,000 shares of Class B Common Stock issued to them in connection with the formation of CF VI at a price of $0.003 per share, and (C) 700,000 shares of Class A Common Stock issued to the Sponsor in connection with a private placement at a price of $10.00 per share, and (iv) 550,000 shares of Class A Common Stock issuable upon the exercise of Warrants at an exercise price of $11.50 per Warrant.

As described above, the Selling Holders acquired the shares of Class A Common Stock covered by this prospectus at prices ranging from $0.003 per share to $10.00 per share of Class A Common Stock. By comparison, the offering price to public shareholders in the CF VI initial public offering was $10.00 per unit, which consisted of one share and one-fourth of one Warrant. Consequently, certain Selling Holders may realize a positive rate of return on the sale of their shares covered by this prospectus even if the market price per share of Class A Common Stock is below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment. For example, a Selling Holder who sells 1,000,000 shares of Class A Common Stock (which it originally acquired as “founder shares” for $0.003 per share) at a price per share of $8.01 (the closing price of the Class A Common Stock on March 24, 2025) will earn a realized profit of $8,007,000, while a public stockholder who sells the same number of shares of Class A Common Stock (which it originally acquired for $10.00 per share in the initial public offering) will realize a loss of $1,990,000.

This prospectus provides you with a general description of such securities and the general manner in which the Selling Holders may offer or sell the securities. More specific terms of any securities that the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

On September 16, 2022, we consummated the business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of December 1, 2021 (as amended, the “BCA”), by and between CF Acquisition Corp. VI, a Delaware corporation (“CF VI”), and Rumble Inc., a corporation formed under the laws of the Province of Ontario, Canada (“Rumble Canada”). In connection with the consummation of the Business Combination, CF VI changed its name from CF Acquisition Corp. VI to Rumble Inc. and Rumble Canada changed its name from Rumble Inc. to Rumble Canada Inc.

We will bear all costs, expenses and fees in connection with the registration of the securities offered pursuant to this prospectus and will not receive any proceeds from the sale of the securities offered pursuant to this prospectus. The Selling Holders will bear all commissions and discounts, if any, attributable to their sales of the securities offered pursuant to this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Class A Common Stock and Warrants are listed on The Nasdaq Global Market (“Nasdaq”) under the symbols “RUM” and “RUMBW”, respectively. On March 24, 2025, the closing sale prices of our Class A Common Stock and Warrants were $8.01 per share and $2.76 per Warrant, respectively. We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. By using this shelf registration statement, the Selling Holders may, from time to time, sell the offered securities in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the Selling Holders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the later-dated document modifies or supersedes the earlier statement.

Neither we, nor the Selling Holders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Holders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot provide assurance that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Investors should read statements that contain these words carefully because they discuss future expectations, contain projects of future results of operations or financial condition; or state other “forward-looking” information. Forward-looking statements are based on information available as of the date of this prospectus and may involve significant judgments and assumptions, known and unknown risks and uncertainties and other factors, many of which are outside our control. There may be events in the future that management is not able to predict accurately or over which we have no control. We do not undertake any obligation to update to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable laws. The risk factors and cautionary language contained in this prospectus provide examples of risks, uncertainties, and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including among other things:

●	our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees;

●	the possibility that we may be adversely impacted by economic, business, and/or competitive factors;

●	our limited operating history makes it difficult to evaluate our business and prospects;

●	our recent and rapid growth may not be indicative of future performance;

●	we may not continue to grow or maintain our active user base, and may not be able to achieve or maintain profitability;

●	risks relating to our ability to attract new advertisers, or the potential loss of existing advertisers or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets;

●	our cloud business may not achieve success, and, as a result, our business, financial condition and results of operations could be adversely affected;

●	negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers;

●	spam activity, including inauthentic and fraudulent user activity, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators;

●	we collect, store, and process large amounts of user video content and personal information of our users and subscribers. If our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face governmental investigations and legal claims from users and subscribers;

●	our recently implemented Bitcoin treasury strategy exposes us to various risks associated with holding Bitcoin;

●	we may fail to comply with applicable privacy laws, subjecting us to liability and damages;

●	our cloud services business operates in a highly regulated environment, subject to a complex and rapidly evolving array of domestic and international laws, regulations, and industry standards governing data privacy, cybersecurity, data localization, and cross-border data transfers;

●	we are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow and gain recognition, we will likely need to expend additional resources to enhance our protection from such risks. Notwithstanding our efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss;

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●	we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations;

●	we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act of 1996;

●	we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law;

●	paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations;

●	our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control;

●	our business depends on continued and unimpeded access to our content and services on the internet. If we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers;

●	we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed;

●	we rely on data from third parties to calculate certain of our performance metrics. Real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business;

●	changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue;

●	we derive the majority of our revenue from advertising. The failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets would adversely affect our business;

●	we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services;

●	hosting and delivery costs may increase unexpectedly;

●	we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity;

●	we may be unable to develop or maintain effective internal controls;

●	we have identified material weaknesses in our internal control over financial reporting as of December 31, 2024. If we are unable to remediate these material weaknesses, we may not be able to accurately or timely report our financial condition or results of operations;

●	potential diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions;

●	we may fail to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;
●	changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new tax legislation, or exposure to additional tax liabilities may adversely impact our financial results;

●	compliance obligations imposed by new privacy laws, laws regulating online video sharing platforms, other online platforms, and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business; and

●	other risks and uncertainties indicated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025, including those under “Item 1A. Risk Factors” therein, and in other filings that we have made or will make with the SEC.

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The foregoing list of risks is not exhaustive. Other sections of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and the documents incorporated by reference herein and therein and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

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SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that is important to you. Before making your investment decision with respect to the securities offered pursuant to this prospectus, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”

Our Story

Rumble was founded in 2013, when the concept of ‘preferencing’ on the internet was simple – it was big vs. small. At that time, it was clear that the incumbent social video platforms were beginning to preference large creators, influencers, and brands, while leaving the small creator behind and thus, creating a market opportunity. At that time, Rumble was founded based on the premise of providing small creators with the tools and distribution that they needed to succeed.

Fast forward to 2020, when a new, and much more nuanced world of ‘preferencing’ was evolving online, which included sophisticated algorithms used by the incumbents for amplification and censorship. In contrast, Rumble never moved the goal posts on its content policies. This consistency and transparency, along with tailwinds from the 2020 U.S. election season, led to dramatic growth in Rumble’s user base from 1.2 million monthly active users (“MAUs”) in Q2 2020 to 21 million MAUs in Q4 2020.

Soon after, the preferencing and censorship enforced by the incumbent platforms continued to expand into many other content areas, including the crypto-finance community and pop culture. As a result, more creators and their audiences found a new home on Rumble. These have included top creators, such as Dan Bongino, Russell Brand, Kim Iversen, Dave Rubin, Kimberly Guilfoyle, Glenn Greenwald, Matt Kohrs, and Dana White, just to name a few. As a result, our user base has more than tripled in four years, growing from 21 million MAUs (UA) in Q4 2020 to 68 million MAUs (GA4) in Q4 2024. We have also started to focus on monetizing our user base, with our Average Revenue Per User (“ARPU”) increasing from $0.28 in Q4 2023 to $0.39 in Q4 2024.

During this period of accelerated growth, Rumble announced a business combination with CF VI, a special purpose acquisition company, on December 1, 2021. The Business Combination was successfully completed on September 16, 2022, and our Class A Common Stock began trading on Nasdaq under the symbol RUM. The Business Combination and related PIPE investment provided Rumble with gross proceeds of approximately $400 million, before transaction expenses. This capital infusion has helped Rumble compete with its big tech and other incumbent competitors. Ultimately, 99.9% of CF VI shareholders elected not to redeem their shares, which we believe was a strong expression of support for Rumble’s mission, its growth story and its future potential.

With this capital in place, Rumble set out to execute on a growth strategy with the following four key tenets: 1) invest in content to grow and diversify the content library and user base; 2) build Rumble Advertising Center, an in-house advertising marketplace and network; 3) create the infrastructure to support the Rumble video platform and future Rumble Cloud go-to-market needs; and 4) hire across the organization to support domestic and future international growth.

In furtherance of our strategy, we recently closed a strategic investment from Tether Investments S.A. de C.V. (as successor in interest to Tether Investments Limited) (“Tether”), the largest company in the digital assets industry and the most widely used dollar stablecoin across the world with more than 400 million users. Pursuant to the transaction, which closed on February 7, 2025, Tether purchased 103,333,333 shares of Class A Common Stock at a price per share of $7.50, totaling $775 million in gross proceeds to us. We will use $250 million of the proceeds, after transaction expenses, to support growth initiatives. As part of the closing of the transaction, we also completed our previously announced tender offer, pursuant to which we purchased 70,000,000 shares of Class A Common Stock for $525 million, excluding fees and expenses related to the tender offer. Our existing Board of Directors (“Board”) and governance structure, including Chris Pavlovski’s super-majority voting control, remains unchanged following the transaction.

Corporate Information

Our principal executive offices are located at 444 Gulf of Mexico Drive, Longboat Key, Florida 34228, and our telephone number is (941) 210-0196. Our corporate website address is corp.rumble.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“Rumble” and our other registered and common law trade names, trademarks and service marks are property of Rumble Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

THE OFFERING

Issuer	Rumble Inc.
Shares of Class A Common Stock offered by us	8,050,000 shares of Class A Common Stock that are issuable upon the exercise of 8,050,000 Warrants by the holders thereof.
Shares of Class A Common Stock offered by the Selling Holders	Up to 333,568,989 shares of Class A Common Stock, consisting of 333,018,989 shares of Class A Common Stock and 550,000 shares of Class A Common Stock issuable upon the exercise of Warrants. The 333,568,989 shares which are being offered for resale pursuant to this prospectus include 86,752,800 shares underlying options.
Warrants offered by the Selling Holders	550,000 Warrants.
Exercise Price of Warrants	$11.50 per share, subject to adjustment as described herein.
Shares of Class A Common Stock Outstanding
338,219,266 shares of Class A Common Stock were issued and outstanding (inclusive of all shares of Class A Common Stock issuable upon exchange of ExchangeCo Shares, and which also includes shares of Class A Common Stock and ExchangeCo Shares placed in escrow pursuant to the terms of the BCA) as of February 21, 2025.
Use of Proceeds	We will not receive any proceeds from the sale of the securities offered pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants offered hereby (to the extent such Warrants are exercised for cash). We intend to use any such proceeds for general corporate purposes, although we believe we can fund our operations with cash on hand.
Liquidity	This offering involves the potential sale of up to 333,568,989 shares of our Class A Common Stock by the Selling Holders and up to 8,050,000 shares of Class A Common Stock by us that are issuable upon the exercise of Warrants. Once the registration statement that includes this prospectus is effective and during such time as it remains effective, the Selling Holders will be permitted to sell the shares registered hereby. The resale, or anticipated or potential resale, of a substantial number of shares of our Class A Common Stock may have a material negative impact on the market price of our Class A Common Stock and could make it more difficult for our shareholders to sell their shares of Class A Common Stock at such times and at such prices as they deem desirable.
Market for our Securities	Our Class A Common Stock and Warrants are currently traded on The Nasdaq Global Market under the symbols “RUM” and “RUMBW”, respectively. On March 24, 2025, the closing prices of our Class A Common Stock and Warrants were $8.01 per share and $2.76 per Warrant, respectively.
Risk Factors	Investing in our Class A Common Stock and Warrants involves a high degree of risk. You should carefully consider the information referred to in the “Risk Factors” section of this prospectus.

RISK FACTORS

Investing in our Class A Common Stock and Warrants involves a high degree of risk. Before deciding whether to invest in our Class A Common Stock or Warrants, you should consider carefully the risks and uncertainties described below and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, political, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A Common Stock or Warrants to decline, resulting in a loss of all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements.”

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, into this prospectus, and will be considered to be part of this prospectus from the date those documents are filed. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 24, 2025, February 4, 2025 and February 7, 2025;

●	the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-40079), filed with the SEC under Section 12(b) of the Exchange Act on February 17, 2021, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents we subsequently file with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, Florida 34228, telephone (941) 210-0196. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

All of the shares of Class A Common Stock and Warrants offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts.

We will not receive any proceeds from the sale of the securities offered pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants offered hereby (to the extent such Warrants are exercised for cash). We intend to use any such proceeds for general corporate purposes, although we believe we can fund our operations with cash on hand.

The Selling Holders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Holders in disposing of their shares of Class A Common Stock and Warrants covered by this prospectus, and we will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Class A Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

SELLING Holders

This prospectus relates to the resale by the Selling Holders from time to time of up to (i) 333,568,989 shares of Class A Common Stock (including 550,000 shares of Class A Common Stock issuable upon exercise of Warrants) and (ii) 550,000 Warrants. The Selling Holders may from time to time offer and sell any or all of the shares of Class A Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Holders’ interest in the shares of Class A Common Stock or Warrants other than through a public sale.

The following table sets forth the names of the Selling Holders, the aggregate number of shares of Class A Common Stock and Warrants beneficially owned prior to the sale of securities offered hereby, the aggregate number of shares of Class A Common Stock and Warrants that the Selling Holders may offer pursuant to this prospectus and the number of shares of Class A Common Stock and Warrants beneficially owned by the Selling Holders after the sale of the securities offered hereby. In particular, the Selling Holders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Holders, including regarding the identity of, and the securities held by, each Selling Holders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Notwithstanding the foregoing, in order to avoid a distorted and potentially misleading presentation of percentage share ownership by a holder, all shares of Class A Common Stock issuable upon exchange of any issued and outstanding exchangeable shares of the Company’s subsidiary 1000045728 Ontario Inc. (“ExchangeCo Shares”) (together with all issued and outstanding shares of Class A Common Stock and ExchangeCo Shares subject to escrow restrictions under the BCA) are included in the denominator for all holders. In accordance with the foregoing methodology, we have based percentage ownership on 338,219,266 shares of Class A Common Stock issued and outstanding (inclusive of all shares of Class A Common Stock issuable upon exchange of the ExchangeCo Shares and which also includes shares of Class A Common Stock and ExchangeCo Shares placed in escrow pursuant to the terms of the BCA) as of February 21, 2025.

Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such shares of Class A Common Stock or Warrants. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A Common Stock and Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Holder information for each additional Selling Holder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Holder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Holder and the number of securities registered on its behalf. A Selling Holder may sell or otherwise transfer all, some or none of such securities in this offering. See “Plan of Distribution.”

Registration Rights

With respect to the 333,568,989 shares of Class A Common Stock held by the Selling Holders, we are registering the resale of (i) 8,300,000 shares of Class A Common Stock that were issued on a private placement basis in the PIPE Investment in connection with our Business Combination pursuant to customary registration rights that we granted to our PIPE Investors, (ii) 227,891,189 shares of Class A Common Stock that were previously issued and registered on Form S-4 in connection with our Business Combination (as well as the resale of 86,752,800 shares underlying options to be registered on Form S-8) pursuant to the Registration Rights Agreement (as further described below), which provides for, among other things, customary resale underwritten demand and related “piggyback rights” for certain Selling Holders, (iii) 10,075,000 shares of Class A Common Stock held by the Sponsor and its related parties pursuant to the Registration Rights Agreement and/or certain registration rights granted in connection with CF VI’s initial public offering, and (iv) 550,000 shares of Class A Common Stock issuable upon the exercise of Warrants.

On September 16, 2022, in connection with the closing of the Business Combination, the Company entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with certain of the Selling Holders. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file one or more registration statements to register the resales of Class A Common Stock held by certain Selling Holders.

The Registration Rights Agreement also provides, among other things, certain Selling Holders with customary resale underwritten demand and related “piggyback rights”, subject to certain requirements and customary conditions. Under the Registration Rights Agreement, the Company agreed to indemnify the Selling Holders party thereto and certain persons or entities related to such Selling Holders such as their officers, directors, and control persons against any losses or damages resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which such Selling Holders sell their registrable securities, unless such liability arose from such Selling Holder’s misstatement or alleged misstatement, or omission or alleged omission, and the Selling Holders party thereto including registrable securities in any registration statement or prospectus agreed to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents. The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.9 to the registration statement of which this prospectus forms a part, and is incorporated herein by reference.

	Shares Beneficially Owned Prior to the Offering		Shares Being	Warrants Being	Shares Beneficially Owned After the Offering
Name of Selling Holder	Shares(1)	Warrants(2)	Offered	Offered	Shares	%	Warrants	%
Christopher Pavlovski(3)	130,122,692	—	130,122,692	—	—	—	—	—
2286404 Ontario Inc.(4)	23,097,895	—	23,097,895	—	—	—	—	—
Robert Arsov(5)	12,067,941	—	12,067,941	—	—	—	—	—
Brandon Alexandroff(6)	9,244,548	—	9,244,548	—	—	—	—	—
Bongino Inc.(7)	15,885,353	—	15,885,353	—	—	—	—	—
Wojciech Hlibowicki(8)	8,287,494	—	8,287,494	—	—	—	—	—
Claudio Ramolo(9)	7,043,583	—	7,043,583	—	—	—	—	—
CFAC Holdings VI, LLC(10)	11,214,000	550,000	11,214,000	550,000	—	—	—	—
Narya Capital Fund I, L.P.(11)	7,228,153	—	7,228,153	—	—	—	—	—
RML Investments LLC(12)	5,601,658	—	5,601,658	—	—	—	—	—
Former stockholders of Locals representing less than 1% of the total(13)	3,481,055	—	3,481,055	—	—	—	—	—
Assaf Lev(14)	2,987,659	—	2,987,659	—	—	—	—	—
David Rubin(15)	2,987,659	—	2,987,659	—	—	—	—	—
Former stockholders of Rumble Canada representing less than 1% of the total(16)	2,461,287	—	2,461,287	—	—	—	—	—
Alexander Karapalevski(17)	2,246,123	—	2,246,123	—	—	—	—	—
Eminence Holdings LLC(18)	1,332,714	—	1,332,714	—	—	—	—	—
Andrew Conru(19)	1,299,978	—	1,299,978	—	—	—	—	—
Virtuous Industries LLC(20)	1,040,961	—	1,040,961	—	—	—	—	—
High Plains Investments LLC(21)	1,036,658	—	1,036,658	—	—	—	—	—
Craft Ventures II, L.P.(22)	803,738	—	803,738	—	—	—	—	—
Sonoma Ventures, LLC(23)	655,554	—	655,554	—	—	—	—	—
Timoleon LLC(24)	622,881	—	622,881	—	—	—	—	—
Arbor Commercial Mortgage LLC(25)	500,000	—	500,000	—	—	—	—	—
David McCormick(26)	500,000	—	500,000	—	—	—	—	—
Jeffrey and Helen Horowitz(27)	500,000	—	500,000	—	—	—	—	—
Rumble Investment LLC(28)	450,000	—	450,000	—	—	—	—	—
Lutnick 2020 Descendants Trust UA 12/31/20(29)	375,000	—	375,000	—	—	—	—	—

	Shares Beneficially Owned Prior to the Offering		Shares Being	Warrants Being	Shares Beneficially Owned After the Offering
Name of Selling Holder	Shares(1)	Warrants(2)	Offered	Offered	Shares	%	Warrants	%
2083503 Ontario Inc.(30)	323,922	—	323,922	—	—	—	—	—
Paulson Partners L.P.(31)	300,000	—	300,000	—	—	—	—	—
Islet Master Fund L.P.(32)	257,670	—	257,670	—	—	—	—	—
Steven Roth(33)	250,000	—	250,000	—	—	—	—	—
David Batalion(34)	200,000	—	200,000	—	—	—	—	—
Shannon Family Trust UA 09/20/05(35)	200,000	—	200,000	—	—	—	—	—
Valvest Inc.(36)	200,000	—	200,000	—	—	—	—	—
EC Longhorn LLC(37)	167,286	—	167,286	—	—	—	—	—
Obelysk Media Inc.(38)	161,949	—	161,949	—	—	—	—	—
Krume Karapalevski(39)	153,005	—	153,005	—	—	—	—	—
Frank Gallipoli(40)	100,000	—	100,000	—	—	—	—	—
James D. Kuhn(41)	100,000	—	100,000	—	—	—	—	—
LavMac Investments LLC(42)	100,000	—	100,000	—	—	—	—	—
Lloyd Goldman(43)	100,000	—	100,000	—	—	—	—	—
Eric J Johnson TR Johnson Family Trust UA 08/08/97(44)	100,000	—	100,000	—	—	—	—	—
Peter J. Worth(45)	100,000	—	100,000	—	—	—	—	—
Robert E Griffin Jr 2010 Trust UA 10/15/10(46)	100,000	—	100,000	—	—	—	—	—
Sage Kelly(47)	100,000	—	100,000	—	—	—	—	—
Stephen J. Nicholas(48)	100,000	—	100,000	—	—	—	—	—
Highmark Long/Short Equity 4 Ltd.(49)	92,330	—	92,330	—	—	—	—	—
Kevin Brennan(50)	75,000	—	75,000	—	—	—	—	—
Allison Lutnick(51)	50,000	—	50,000	—	—	—	—	—
Anthony Orso(52)	50,000	—	50,000	—	—	—	—	—
Dean Palin(53)	50,000	—	50,000	—	—	—	—	—
Innova Capital Solutions LLC(54)	50,000	—	50,000	—	—	—	—	—
James Buccola(55)	50,000	—	50,000	—	—	—	—	—
Juda Klein(56)	50,000	—	50,000	—	—	—	—	—
Moshe Klein(57)	50,000	—	50,000	—	—	—	—	—
Pascal D. Bandelier(58)	50,000	—	50,000	—	—	—	—	—
Edith Lutnick(59)	35,000	—	35,000	—	—	—	—	—
Brian S. Waterman(60)	25,000	—	25,000	—	—	—	—	—
Happy Wife LLC(61)	25,000	—	25,000	—	—	—	—	—
Lance Stuart Korman(62)	25,000	—	25,000	—	—	—	—	—
Michael Seth Kaminer(63)	25,000	—	25,000	—	—	—	—	—
Mindy Falk(64)	25,000	—	25,000	—	—	—	—	—
Steve Golubchik(65)	25,000	—	25,000	—	—	—	—	—
Seth Kates(66)	25,000	—	25,000	—	—	—	—	—
Mahoney Family Trust UA 09/15/96(67)	20,000	—	20,000	—	—	—	—	—
Noam Goodman Professional Corporation(68)	20,000	—	20,000	—	—	—	—	—
David Gould(69)	14,932	—	14,932	—	—	—	—	—
421 East Columbus LLC(70)	12,500	—	12,500	—	—	—	—	—
Jeffrey Day(71)	12,500	—	12,500	—	—	—	—	—

	Shares Beneficially Owned Prior to the Offering		Shares Being	Warrants Being	Shares Beneficially Owned After the Offering
Name of Selling Holder	Shares(1)	Warrants(2)	Offered	Offered	Shares	%	Warrants	%
John J. Jones(72)	12,500	—	12,500	—	—	—	—	—
Jonathan Yalmokas(73)	12,500	—	12,500	—	—	—	—	—
Jordan Roeschlaub(74)	12,500	—	12,500	—	—	—	—	—
The Schreiber Family Trust UA 03/18/91(75)	12,500	—	12,500	—	—	—	—	—
Harry Elam(76)	10,000	—	10,000	—	—	—	—	—
Adam Jagelewski(77)	10,000	—	10,000	—	—	—	—	—
Douglas Barnard(78)	10,000	—	10,000	—	—	—	—	—
Dr. Scott Hughes Inc.(79)	10,000	—	10,000	—	—	—	—	—
Luke T Hazlewood Holdings Inc.(80)	10,000	—	10,000	—	—	—	—	—
Mandalay Holdings Inc.(81)	10,000	—	10,000	—	—	—	—	—
Mary Pavlovski(82)	10,000	—	10,000	—	—	—	—	—
Prestige Worldwide IND Corp.(83)	10,000	—	10,000	—	—	—	—	—
Melanie Alexander(84)	8,000	—	8,000	—	—	—	—	—
2217066 Ontario Ltd(85)	7,500	—	7,500	—	—	—	—	—
Bryon Alexandroff(86)	5,000	—	5,000	—	—	—	—	—
McLaughlin Media Management, LLC (d/b/a M3 Media Management)(87)	5,000	—	5,000	—	—	—	—	—
Randy Klinofsky(88)	5,000	—	5,000	—	—	—	—	—
Saul Greenberg(89)	5,000	—	5,000	—	—	—	—	—
Francine Montaldi-Lubecki(90)	3,500	—	3,500	—	—	—	—	—
Luis Lubecki(91)	3,500	—	3,500	—	—	—	—	—
Zak Muscovitch(92)	3,500	—	3,500	—	—	—	—	—
Angelo G. Ramolo(93)	2,500	—	2,500	—	—	—	—	—
Sean Lamba(94)	2,500	—	2,500	—	—	—	—	—

(1)	Represents shares of Class A Common Stock, including shares of Class A Common Stock (i) that are subject to vesting conditions and forfeiture pursuant to the terms of the BCA, (ii) issuable upon the exercise of options, including shares issuable with respect to such options that are subject to vesting conditions and forfeiture pursuant to the terms of the BCA, (iii) issuable upon the exchange of ExchangeCo Shares, including ExchangeCo Shares that have been placed in escrow pursuant to the terms of the BCA, and (iv) issuable upon the exercise of Warrants.
(2)	Represents Forward Purchase Warrants and does not include Public Warrants held by the Selling Holders, which are not being offered by the Selling Holders in this offering.

(3)	Includes (i) 95,045,969 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 34,858,165 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA; (ii) 34,501,881 shares of Class A Common Stock issuable upon the exercise of options, of which 11,335,655 shares of Class A Common Stock issuable upon the exercise of such options are subject to vesting conditions and forfeiture pursuant to the terms of the BCA; and (iii) a grant of RSUs covering 1,100,000 shares of Class A Common Stock pursuant to the Rumble Inc. 2022 Stock Incentive Plan (the “2022 Plan”), which RSUs, subject to Christopher Pavlovski’s continuous employment through the applicable vesting dates, vested or will vest in one-third installments on each of September 16, 2023, September 16, 2024 and September 16, 2025. Excludes (i) 95,045,969 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic, and (ii) 95,791,120 shares of Class D Common Stock, with each share carrying 11.2663 votes per share. Mr. Pavlovski is the Chief Executive Officer and Chairman of the Company. The principal business address of Mr. Pavlovski is c/o Rumble Inc., 444 Gulf of Mexico Dr., Longboat Key, FL 34228. 1000748380 Ontario Ltd. is the record holder of the 95,045,969 ExchangeCo Shares referenced above. 1000748380 Ontario Ltd. is wholly owned by Christopher Pavlovski and therefore, Mr. Pavlovski has voting and dispositive power over such shares and may be deemed to beneficially own such shares.

(4)	Represents 23,076,192 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 16,560,185 ExchangeCo Shares are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. 2286404 Ontario Inc. is the record owner of the shares. 2286404 Ontario Inc. is wholly owned by Ryan Milnes, a member of the Rumble Board. Accordingly, Mr. Milnes has voting and dispositive power over such shares and may be deemed to beneficially own such shares. Excludes 23,076,192 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. The principal business address of 2286404 Ontario Inc. is P.O. Box 20112 Bayfield North, Barrie, Ontario, L4M6E9, Canada.
(5)	Includes (i) 6,953,962 shares of Class A Common Stock issuable upon the exercise of options, of which 3,943,188 shares of Class A Common Stock issuable upon the exercise of such options are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 5,083,317 shares of Class A Common Stock that have been placed in escrow, and are subject to vesting conditions and forfeiture, pursuant to the terms of the BCA. Mr. Arsov is a member of the Rumble Board. The principal business address of Mr. Arsov is c/o Willkie Farr & Gallagher LLP, New York, NY 10019-6099.
(6)

Includes (i) 1,004,515 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, all of which have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 8,153,383 shares of Class A Common Stock issuable upon the exercise of options, of which 5,222,498 shares of Class A Common Stock issuable upon the exercise of such options are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 1,004,516 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. Mr. Alexandroff is the Chief Financial Officer of the Company. The principal business address of Mr. Alexandroff is c/o Rumble Inc., 444 Gulf of Mexico Dr., Longboat Key, FL 34228. 1000748375 Ontario Ltd. is the record holder of the 1,004,515 ExchangeCo Shares referenced above. 1000748375 Ontario Ltd. is wholly owned by Brandon Alexandroff and therefore, Mr. Alexandroff has voting and dispositive power over such shares and may be deemed to beneficially own such shares.

(7)	Represents shares of Class A Common Stock acquired at the closing of the Business Combination by a former stockholder of Rumble Canada. Includes 5,234,653 shares of Class A Common Stock that have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Daniel John Bongino is the sole stockholder of Bongino Inc. and may be deemed to beneficially own such shares of Class A Common Stock. The principal business address of Bongino Inc. is 2239 SW Manele Place, Palm City, FL 34990.
(8)

Includes (i) 1,522,031 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, all of which have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 6,678,814 shares of Class A Common Stock issuable upon the exercise of options, of which 3,538,343 shares of Class A Common Stock issuable upon the exercise of such options are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 1,522,031 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. Mr. Hlibowicki is the Chief Technology Officer of the Company. The principal business address of Mr. Hlibowicki is c/o Rumble Inc., 444 Gulf of Mexico Dr., Longboat Key, FL 34228. 1000748376 Ontario Ltd. is the record holder of the 1,522,031 ExchangeCo Shares referenced above. 1000748376 Ontario Ltd. is wholly owned by Wojciech Hlibowicki and therefore, Mr. Hlibowicki has voting and dispositive power over such shares and may be deemed to beneficially own such shares.

(9)

Represents (i) 716,135 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, all of which have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 6,229,542 shares of Class A Common Stock issuable upon the exercise of options, of which 3,756,960 shares of Class A Common Stock issuable upon the exercise of such options are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 716,135 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. Mr. Ramolo is the Chief Content Officer of the Company. The principal business address of Mr. Ramolo is c/o Rumble Inc., 444 Gulf of Mexico Dr., Longboat Key, FL 34228. 1000748378 Ontario Inc. the record holder of the 716,135 ExchangeCo Shares referenced above. 1000748378 Ontario Inc. is wholly owned by Claudio Ramolo and therefore, Mr. Ramolo has voting and dispositive power over such shares and may be deemed to beneficially own such shares.

(10)	Represents 11,214,000 shares of Class A Common Stock (of which 1,159,000 shares were acquired in the PIPE Investment) and warrants to purchase 550,000 shares of Class A Common Stock. CFAC Holdings VI, LLC was the largest and controlling stockholder of the Company prior to the completion of the Business Combination. CFAC Holdings VI, LLC is controlled by its sole member, Cantor Fitzgerald, L.P., which is controlled by its management general partner, CF Group Management, Inc. (“CFGM”).
(11)	Represents shares of Class A Common Stock acquired at the closing of the Business Combination by a former stockholder of Rumble Canada. Includes 2,381,872 shares of Class A Common Stock that have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Colin Greenspon, as the managing member of Narya GP I, LLC, the general partner of Narya Capital Fund I, L.P., may be deemed to beneficially own such shares of Class A Common Stock.
(12)	Represents shares of Class A Common Stock acquired at the closing of the Business Combination by a former stockholder of Rumble Canada. Includes 1,845,898 shares of Class A Common Stock that have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA.

(13)	Represents 3,481,055 shares of Class A Common Stock (including shares of Class A Common Stock issuable upon the exercise of options, including shares issuable with respect to such options that are subject to vesting conditions and forfeiture pursuant to the BCA), of which (i) 1,079,315 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 57,828 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.
(14)	Represents 2,987,659 shares of Class A Common Stock, of which (i) 984,514 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 52,647 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.
(15)	Represents 2,987,659 shares of Class A Common Stock, of which (i) 984,514 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 52,647 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.
(16)	Represents 2,461,287 shares of Class A Common Stock (including shares of Class A Common Stock issuable upon the exercise of options, including shares issuable with respect to such options that are subject to vesting conditions and forfeiture pursuant to the BCA), of which 91,360 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA.
(17)	Represents 2,246,123 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 740,158 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 2,246,123 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. Mr. Karapalevski is an employee of the Company.
(18)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Eminence Capital, LP serves as the investment adviser to, and may be deemed to have shared voting and dispositive power over the shares held by, Eminence Holdings LLC.
(19)	Represents 1,299,978 shares of Class A Common Stock, of which (i) 428,377 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 23,371 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.
(20)	Includes 343,025 shares of Class A Common Stock that have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Vivek Ramaswamy is the sole member of Virtuous Industries LLC and as such may be deemed to beneficially own such shares.
(21)	Represents 1,036,658 shares of Class A Common Stock, of which (i) 341,606 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 18,637 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.
(22)	Represents 803,738 shares of Class A Common Stock, of which (i) 264,853 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 14,449 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.

(23)	Represents 655,554 shares of Class A Common Stock, of which (i) 216,022 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA and (ii) 11,785 shares of Class A Common Stock have been placed into escrow pursuant to the transactions contemplated by the acquisition of Locals.
(24)	Represents 622,881 shares of Class A Common Stock, of which 205,256 shares of Class A Common Stock have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA.
(25)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(26)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(27)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(28)	Represents shares of Class A Common Stock acquired in the PIPE Investment. The manager of Rumble Investment LLC is Albert Tylis and, accordingly, Mr. Tylis may be deemed to beneficially own such shares of Class A Common Stock.
(29)	Represents shares of Class A Common Stock acquired in the PIPE Investment. The trustee of Lutnick 2020 Descendants Trust UA 12/31/20 is Howard W. Lutnick, the former Chairman and Chief Executive Officer of CF VI.

(30)	Represents 323,922 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 106,741 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 323,922 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. Krume Karapalevski is the sole member of 2083503 Ontario Inc. and as such may be deemed to beneficially own such shares. Krume Karapalevski is related to Alexander Karapalevski, an employee of the Company.
(31)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(32)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(33)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(34)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Mr. Batalion is a Managing Director at Cantor Fitzgerald.
(35)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Kevin A Shannon is the trustee of the Shannon Family Trust UA 09/20/05 and as such may be deemed to beneficially own such shares of Class A Common Stock.
(36)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Denise Rich is the sole director of Valvest Inc. and may be deemed to beneficially own such shares of Class A Common Stock.
(37)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Eminence Capital, LP serves as the investment adviser to, and may be deemed to have shared voting and dispositive power over the shares held by, EC Longhorn LLC.
(38)	Represents 161,949 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 53,366 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 161,949 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic.
(39)	Represents 153,005 shares of Class A Common Stock issuable upon the exchange of ExchangeCo Shares, of which 50,419 ExchangeCo Shares have been placed in escrow pursuant to the terms of the BCA and are subject to vesting conditions and forfeiture pursuant to the terms of the BCA. Excludes 153,005 shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic. Krume Karapalevski is related to Alexander Karapalevski, an employee of the Company.
(40)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(41)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(42)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Ryan Andrew Maconachy is the manager of LavMac Investments LLC and as such may be deemed to beneficially own such shares of Class A Common Stock.
(43)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(44)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Eric Steward Johnson is the trustee of the Eric J Johnson TR Johnson Family Trust UA 08/08/97 and as such may be deemed to beneficially own such shares of Class A Common Stock.
(45)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(46)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Robert E. Griffin, Jr. is the trustee of the Robert E Griffin Jr 2010 Trust UA 10/15/10 and as such may be deemed to beneficially own such shares of Class A Common Stock.
(47)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(48)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(49)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Joseph Samuels, as portfolio manager for Islet Management, LP, the investment adviser to Highmark Long/Short Equity 4 Ltd., may be deemed to beneficially own such shares of Class A Common Stock.
(50)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Mr. Brennan is a director at Cantor Fitzgerald.

(51)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Ms. Lutnick is the spouse of Howard W. Lutnick, the former Chairman and Chief Executive Officer of CF VI.
(52)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(53)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(54)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Mukesh Prasad, as Managing Partner of Innova Capital Solutions LLC, may be deemed to beneficially own such shares of Class A Common Stock.
(55)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(56)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(57)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(58)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(59)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(60)	Represents shares of Class A Common Stock acquired in the PIPE Investment.

(61)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(62)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(63)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(64)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(65)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(66)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(67)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Philip Mahoney, as trustee of the Mahoney Family Trust UA 09/15/96, may be deemed to beneficially own such shares of Class A Common Stock.
(68)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Noam Goodman, as President of Noam Goodman Professional Corporation, may be deemed to beneficially own such shares of Class A Common Stock.
(69)	Represents (i) 5,000 shares of Class A Common Stock acquired in the PIPE Investment and (ii) 9,932 shares of Class A Common Stock issuable upon the exercise of options, which are subject to vesting conditions and forfeiture pursuant to the terms of the BCA.
(70)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Dustin D. Stolly, as the sole member of 421 East Columbus LLC, may be deemed to beneficially own such shares of Class A Common Stock.
(71)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(72)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Mr. Jones is an employee of Cantor Fitzgerald and the former corporate secretary of CF VI.
(73)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(74)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(75)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Each of Charles Schreiber and Jill Schreiber, as trustee of The Schreiber Family Trust UA 03/18/91, may be deemed to beneficially own such shares of Class A Common Stock.
(76)	Mr. Elam is a former member of the Rumble Board.
(77)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(78)	Mr. Barnard is a former member of the Rumble Board.
(79)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Dr. Scott Hughes, as the sole member of Dr. Scott Hughes Inc., may be deemed to beneficially own such shares of Class A Common Stock. Dr. Hughes is related to Tyler Hughes, the Chief Operating Officer of the Company.
(80)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Luke Hazlewood is the sole shareholder of Luke T Hazlewood Holdings Inc. and as such may be deemed to beneficially own such shares of Class A Common Stock.
(81)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Charles Weinraub is the sole shareholder of Mandalay Holdings Inc. and as such may be deemed to beneficially own such shares of Class A Common Stock.
(82)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Ms. Pavlovski is related to Chris Pavlovski, the Chief Executive Officer of the Company.
(83)	Represents shares of Class A Common Stock acquired in the PIPE investment. Enzo Pagani is the CEO, President and sole shareholder of Prestige Worldwide IND Corp. and as such may be deemed to beneficially own such shares of Class A Common Stock.
(84)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Ms. Alexander is related to the Chief Executive Officer of the Company.
(85)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Chris Avramidis is the sole director of 2217066 Ontario Ltd and as such may be deemed to beneficially own such shares of Class A Common Stock.
(86)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Mr. Alexandroff is related to the Chief Financial Officer of the Company.

(87)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Lynda McLaughlin is the CEO of McLaughlin Media Management, LLC (d/b/a M3 Media Management) and as such may be deemed to beneficially own such shares of Class A Common Stock.
(88)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(89)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(90)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Ms. Montaldi-Lubecki is related to Chris Pavlovski, the Chief Executive Officer of the Company.
(91)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Mr. Lubecki is related to the Chief Executive Officer of the Company.
(92)	Represents shares of Class A Common Stock acquired in the PIPE Investment.
(93)	Represents shares of Class A Common Stock acquired in the PIPE Investment. Mr. Ramolo is related to Claudio Ramolo, the Chief Content Officer of the Company.
(94)	Represents shares of Class A Common Stock acquired in the PIPE Investment.

PLAN OF DISTRIBUTION

The Selling Holders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A Common Stock and/or Warrants on Nasdaq or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Holders may use any one or more of the following methods when disposing of their shares of our Class A Common Stock or our Warrants:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	in underwritten transactions;
●	short sales;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Holders to sell a specified number of such shares at a stipulated price;
●	distribution to members, limited partners or shareholders of Selling Holders;
●	“at the market” or through market makers or into an existing market for the shares;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Holders may, from time to time, pledge or grant a security interest in some or all of the shares of our Class A Common Stock or our Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares or Warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Holders to include the pledgee, transferee or other successors in interest as Selling Holders under this prospectus. The Selling Holders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A Common Stock or Warrants or interests therein, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Holders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Holders from the sale of our Class A Common Stock or Warrants offered by them will be the purchase price of our Class A Common Stock or Warrants less discounts or commissions, if any. The Selling Holders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A Common Stock or Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Holders.

The Selling Holders also may in the future resell a portion of our Class A Common Stock or Warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Holders and any underwriters, broker-dealers or agents that participate in the sale of our Class A Common Stock or Warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Class A Common Stock or Warrants may be underwriting discounts and commissions under the Securities Act. If any selling security holder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling security holder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Holders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A Common Stock or Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Holders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A Common Stock or Warrants.

The Selling Holders may use this prospectus in connection with resales of our Class A Common Stock and Warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Holders, the terms of our Class A Common Stock or Warrants and any material relationships between us and the Selling Holders. The Selling Holders may be deemed to be underwriters under the Securities Act in connection with our Class A Common Stock or Warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Holders will receive all the net proceeds from the resale of our Class A Common Stock or Warrants.

A Selling Holder that is an entity may elect to make an in-kind distribution of Class A Common Stock or Warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable Class A Common Stock or Warrants pursuant to the distribution through a registration statement.

LEGAL MATTERS

Willkie Farr & Gallagher LLP will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

Our consolidated financial statements as of December 31, 2024, and December 31, 2023, and for the years then ended, incorporated in this prospectus by reference and included in our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

CHANGE IN AUDITOR

On August 10, 2023, the Audit Committee replaced MNP LLP (“MNP”) with Moss Adams LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2023. MNP had served as the Company’s auditor since 2019.

MNP’s reports on our consolidated financial statements issued during each of the two years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through August 10, 2023, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions thereto) between the Company and MNP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to MNP’s satisfaction, would have caused MNP to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

We provided MNP with a copy of the foregoing disclosures and received a letter from MNP addressed to the SEC stating that it agreed with the statements made by us set forth above.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such each such report is electronically filed with, or furnished to, the SEC.

Information about us is also available on our corporate website at corp.rumble.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes (which would be borne by the selling shareholder). Other than the SEC registration fee, all of the amounts listed are estimates.

SEC registration fee	$337,876.55	(1)
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*
Total	*

(1)	Previously paid.

*	To be completed by Amendment

Item 15.

Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, as applicable, to the fullest extent permitted by law as the same exists or as may be amended.

As permitted by the DGCL, the Registrant’s Bylaws provide that:

●	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions,

●	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

●	the Registrant may indemnify its other employees and agents, to the extent authorized from time to time by its board of directors and to the fullest extent of the provisions of Article V of the Bylaws with respect to the indemnification and advancement of expenses of directors and officers; and

●	the rights conferred in the Bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of its directors to provide these directors additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s Certificate of Incorporation, Bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

The Bylaws allow the Registrant to purchase and maintain insurance (or be named on the insurance policy of any affiliate), at its expense, to protect the Registrant and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise, as the board of directors of the Registrant shall determine in its sole discretion, against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant currently carries liability insurance for its directors and officers.

Item 16.

Exhibits

The exhibits listed below are filed (except where otherwise indicated) as part of this registration statement.

Exhibit Number	Description
2.1	Business Combination Agreement, dated as of December 1, 2021, by and between CF Acquisition Corp. VI and Rumble Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus filed on August 12, 2022).
2.2	Amendment to Business Combination Agreement, by and between CF Acquisition Corp. VI and Rumble Inc. dated August 24, 2022 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 24, 2022).
2.3	Plan of Arrangement, dated September 16, 2022 (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
3.1	Second Amended and Restated Certificate of Incorporation of Rumble Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 30, 2023).
3.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Rumble Inc., dated June 14, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 18, 2024).
3.3	Amended and Restated Bylaws of Rumble Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
3.4	Articles of Incorporation of ExchangeCo, as amended (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
3.5	By-Law No. 1 of ExchangeCo (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
3.6	Provisions Attaching to ExchangeCo Shares (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
4.1	Warrant Agreement dated February 18, 2021, by and between Continental Stock Transfer & Trust Company, as warrant agent and CF Acquisition Corp. VI (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 24, 2021).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A filed on February 3, 2021).
4.3	Warrant Assignment, Assumption and Amendment Agreement, dated September 16, 2022, by and among the Company, Computershare Inc., Computershare Trust Company, N.A., and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
5.1*	Opinion of Willkie Farr & Gallagher LLP.
10.1	Exchange and Support Agreement, dated September 16, 2022, by and among the Company, ExchangeCo, CallCo and the shareholders of ExchangeCo who hold ExchangeCo Shares (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 22, 2022).

10.2	Subscription Agreement, dated September 16, 2022, by and between CF Acquisition Corp. VI and Christopher Pavlovski (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
10.3	Sponsor Support Agreement dated December 1, 2021, by and among CF Acquisition Corp. VI, CFAC Holdings VI, LLC and Rumble Inc. (incorporated by reference to Annex E to the Proxy Statement/Prospectus filed on August 12, 2022).
10.4	Form of Lock-Up Agreement, by and among CF Acquisition Corp. VI, Rumble Inc. and the holders party thereto (incorporated by reference to Annex H to the Proxy Statement/Prospectus filed on August 12, 2022).
10.5+	Rumble Inc. 2022 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
10.6+	Rumble Inc. Second Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
10.7+	Amendment to the Rumble Inc. Second Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed on March 25, 2025).
10.8	Share Repurchase Agreement dated December 1, 2021, by and between CF Acquisition Corp. VI and Christopher Pavlovski (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 2, 2021).

10.9+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
10.10	Amended and Restated Registration Rights Agreement, dated September 16, 2022, by and among the Company, Sponsor and the other parties named therein (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
10.11	Google AdSense Online Terms of Service. (incorporated by reference to Exhibit 10.8 to CF Acquisition Corp. VI’s Amendment No. 1 to Registration Statement on Form S-4 filed on May 12, 2022).
10.12	LockerDome, Inc. (now known as Decide) Order Form dated September 24, 2021. (incorporated by reference to Exhibit 10.9 to CF Acquisition Corp. VI’s Amendment No. 3 to Registration Statement on Form S-4 filed on July 15, 2022).
10.13	Amended and Restated Business Cooperation Agreement, dated as of January 16, 2022 and effective as of December 31, 2021, by and between Cosmic Inc. and Rumble Inc. (incorporated by reference to Exhibit 10.9 to CF Acquisition Corp. VI’s Amendment No. 1 to Registration Statement on Form S-4 filed on May 13, 2022).
10.14	Amended and Restated Business Cooperation Agreement, dated as of January 16, 2022 and effective as of December 31, 2021, by and between Kosmik Development Skopje doo and Rumble Inc. (incorporated by reference to Exhibit 10.10 to CF Acquisition Corp. VI’s Amendment No. 1 to Registration Statement on Form S-4 filed on May 13, 2022).
10.15+	Letter Agreement, dated November 4, 2021, by and between Rumble USA Inc. and Michael Ellis (incorporated by reference to Exhibit 10.11 to CF Acquisition Corp. VI’s Amendment No. 2 to Registration Statement on Form S-4 filed on June 17, 2022).
10.16+	Letter Agreement, dated July 26, 2021, by and between Rumble USA Inc. and Tyler Hughes (incorporated by reference to Exhibit 10.12 to CF Acquisition Corp. VI’s Amendment No. 2 to Registration Statement on Form S-4 filed on June 17, 2022).
10.17+	Form of Restricted Class Common Share Ownership Agreement (incorporated by reference to Exhibit 10.13 to CF Acquisition Corp. VI’s Amendment No. 2 to Registration Statement on Form S-4 filed on June 17, 2022).
10.18+	Employment Agreement by and between Rumble Inc. and Christopher Pavlovski, effective as of September 16, 2022 (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
10.19	Forward Purchase Contract dated February 18, 2021, by and between CF Acquisition Corp. VI and CFAC Holdings VI, LLC (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on February 24, 2021).
10.20+	Letter Agreement, dated as of September 16, 2022 by and between Christopher Pavlovski and Rumble Inc. amending Mr. Pavlovski’s employment agreement with Rumble Inc. (incorporated by reference to Exhibit 10.19 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
10.21+	Restricted Stock Unit Grant Notice and Agreement by and between Rumble Inc. and Christopher Pavlovski, dated as of September 16, 2022 (incorporated by reference to Exhibit 10.20 to the Company’s Current Report on Form 8-K filed on September 22, 2022).

10.22	Form of Class A Common Stock Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 2, 2021).
14.1	Rumble Inc. Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
23.1	Consent of Moss Adams LLP
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.
107*	Filing Fee Table.

*	Previously filed
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 17.

Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	[Reserved.]

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	That, the undersigned Registrant hereby further undertakes that,, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Longboat Key, State of Florida, on the 25th day of March, 2025.

RUMBLE INC.

By:	/s/ Chris Pavlovski
	Name:	Chris Pavlovski
	Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Pavlovski	Chief Executive Officer and Chairman, Director
Chris Pavlovski	(Principal Executive Officer)	March 25, 2025

/s/ Brandon Alexandroff	Chief Financial Officer
Brandon Alexandroff	(Principal Financial and Accounting Officer)	March 25, 2025

*
Nancy Armstrong	Director	March 25, 2025

*
Robert Arsov	Director	March 25, 2025

Katie Biber	Director	March 25, 2025

*
Paul Cappuccio	Director	March 25, 2025

*
Ryan Milnes	Director	March 25, 2025

Jerry Naumoff	Director	March 25, 2025

*By:	/s/ Sergey Milyukov
Sergey Milyukov Attorney-in-Fact